UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2006

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 MANOR PARK DRIVE, P.O.BOX 28183, COLUMBUS, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 3, 2006 Core Molding Technologies announced organizational appointments approved by the Board of Directors as part of its succession plan. Kevin L. Barnett will succeed James L. Simonton as President and Chief Executive Officer effective January 1, 2007, upon Mr. Simonton's decision to retire and Stephen J. Klestinec was appointed Chief Operating Officer effective January 1, 2007.

Mr. Barnett, age 44, was previously the Company's Group Vice President, Vice President Business Development, Vice President Columbus Operations and Vice President, Treasurer, Secretary and Chief Financial Officer since joining the Company in 1997.

Mr. Klestinec, age 56, was previously the Company's Vice President Operations and Vice President Sales and Marketing since joining the Company in 1998.

Mr. Simonton, age 65, has served as president and Chief Executive Officer since joining the Company in 2000.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99(a)

Press release announcing management changes as part of succession plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

October 4, 2006	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Treasurer, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Press release announcing management changes as part of succession plan